EXHIBIT 99.1

Contact
Amy Seltzer Hedison
Investor Relations
(617) 250-6012
ahedison@epixpharma.com

FOR IMMEDIATE RELEASE
August 4, 2006

EPIX REPORTS SECOND QUARTER 2006 RESULTS

CAMBRIDGE, MA, August 4, 2006 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI) which recently announced a definitive agreement to merge with Predix Pharmaceuticals Holdings, Inc., today announced results for the second quarter of 2006.
Financial highlights for the quarter ended June 30, 2006 included:
•	Net loss of $3.2 million, or $0.14 per share, for the second quarter of 2006 as compared to a net loss of $7.1 million, or $0.31 per share, for the second quarter of 2005. The net loss for the second quarter of 2006 included stock compensation expense of $584,000, or $0.03 per share.

•	Revenues of $1.4 million in the second quarter of 2006 as compared to $1.1 million in the second quarter of 2005.

•	Total operating expenses for the quarter ended June 30, 2006 of $5.0 million as compared to $8.2 million for the second quarter of 2005.

•	Cash, cash equivalents and marketable securities totaled $114.0 million as of June 30, 2006. Shares outstanding as of June 30, 2006 were 23.3 million.
Financial highlights for the six months ended June 30, 2006 included:
•	Net loss of $7.7 million, or $0.33 per share, for the six months ended June 30, 2006 as compared to a net loss of $13.4 million, or $0.57 per share, for the same six-month period in 2005. The net loss for the six months ended June 30, 2006 included stock compensation expense of $1.4 million, or $0.06 per share.

•	Revenues of $3.1 million for the six months ended June 30, 2006 as compared to $3.1 million for the same six-month period in 2005.

•	Total operating expenses of $11.6 million for the six months ended June 30, 2006 as compared to $16.5 million for the same six-month period in 2005.
Recent operating results include:

•	The announcement of a definitive merger agreement with Predix, a privately-held pharmaceuticals company based in Lexington, Massachusetts. The EPIX Annual Meeting of Shareholders will be held on August 15, 2006, at which time shareholders will vote on, among other things, the proposed merger with Predix.
•	The joint proxy statement/prospectus describing the items to be voted on at EPIX’s Annual Meeting of Shareholders, including the proposed merger with Predix, is available on EPIX’s website (www.epixpharma.com), through the Investor Relations link.
•	The announcement that Predix entered into an exclusive license agreement with Amgen Inc., which the EPIX board of directors determined qualifies as a milestone payment triggering event under EPIX’s merger agreement with Predix. Under the merger agreement, EPIX agreed to pay $35 million to Predix’s stockholders and option and warrant holders upon the achievement of certain clinical or strategic milestones. A supplement to the joint proxy statement/prospectus was filed with the Securities and Exchange Commission and mailed to all of EPIX’s shareholders of record as of June 28, 2006. The supplement also can be accessed through the Investor Relations link on EPIX’s website, www.epixpharma.com.

•	The submission of a formal appeal to the U.S. Food and Drug Administration (FDA) asking the FDA to approve EPIX’s novel blood-pool imaging agent Vasovist™. EPIX submitted the appeal to the Office of New Drugs of the FDA and has asked that an Advisory Committee be utilized as part of the appeal process. The FDA has advised EPIX that it expects to respond to the appeal in September 2006.

•	The decision by Schering AG not to exercise its option to develop EP-2104R, EPIX’s thrombus-imaging agent. EPIX has initiated business development efforts to identify a partner for the continued development of the compound.

•	Commercial sales of Vasovist in the Netherlands, Sweden, Norway, Denmark, UK, Austria and Germany. It is anticipated that commercial launch of Vasovist in each of Switzerland, Spain, Ireland, Czech Republic, Italy, Finland, Poland and Portugal will occur in the second half of 2006.
“During the second quarter of 2006 we worked diligently on preparing the formal appeal to the FDA and on preparing for the consummation of the merger with Predix,” said Andrew Uprichard, M.D., President and COO of EPIX. “We were recently advised by the FDA that the agency has extended its review of our appeal, and that we should hear its response in September. Meanwhile, Vasovist is gaining traction in the European Union, and we expect that it will be available in fifteen countries by the end of this year.”
“We were extremely pleased that Predix was able to announce a significant partnership with one of the leaders in the biopharmaceutical world even before our merger is consummated,” continued Dr. Uprichard. “The license agreement with a high-quality partner like Amgen is the kind of substantial transaction that we anticipated when we negotiated the merger with Predix, and further validates the potential of Predix’s technology and our decision to combine the two companies. Finally, I would like to remind our shareholders of the upcoming shareholder meeting that will take place on August 15th in Boston, and reiterate the importance of voting by proxy as soon as possible.”
EPIX will not host a conference call to discuss the second quarter results. Questions regarding the quarter should be directed to EPIX Investor Relations, 617-250-6012. Management of EPIX and Predix expect to host a conference call following the Annual Meeting of Shareholders to discuss the results of the Annual Meeting, and to provide an update on regulatory, financial and clinical activities. Information regarding the timing of that call will be provided at a later date.
About EPIX Pharmaceuticals
EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. EPIX uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. On April 3, 2006, EPIX announced a definitive agreement to merge with Predix to create a specialty pharmaceutical company with capabilities in both therapeutics and imaging. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.
About Predix
Predix, based in Lexington, MA, is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels. Using its proprietary drug discovery technology and approach, Predix has advanced four internally-discovered drug candidates into clinical trials and has five additional programs in preclinical development and discovery. Predix is expected to complete the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for its lead drug candidate, PRX-00023, in the second half of 2006. In addition to PRX-00023, Predix has three other clinical-stage drug candidates: PRX-03140 for the treatment of Alzheimer’s disease, which is expected to enter Phase IIa clinical trials later this year; PRX-08066 for the treatment of pulmonary hypertension (PH) and PH associated with chronic obstructive pulmonary disease, which recently completed a Phase Ib clinical trial and is expected to enter Phase IIa clinical trials in the second half of 2006 and, PRX-07034, which recently entered a Phase I clinical trial and is expected to be developed for the treatment of obesity and for cognitive impairment associated with Alzheimer’s disease or schizophrenia. Additional information about Predix can be found on the company’s website at www.predixpharm.com.
Additional Information About the Merger And Where To Find It
EPIX has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger, because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus has been mailed to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger is included in the registration statement containing the joint proxy statement/prospectus filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s Form 10-K, as amended, for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006 and amended on April 28, 2006. You can obtain free copies of these documents using the contact information above.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of EPIX Pharmaceutical’s management. These statements, including: the expectation that the FDA will respond to the appeal in September 2006; the anticipated timing of and countries participating in the future commercial launch of Vasovist; the potential of Predix’s collaboration with Amgen; the expectation of having and timing of a conference call following the Annual Meeting of Shareholders; the expected completion of the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for PRX-00023 in the second half of 2006; the expected entry of PRX-03140 into Phase IIa later this year; the expected entry of PRX-08066 into Phase IIa in the second half of 2006; and the expected development of PRX-07034 for the treatment of obesity and cognitive impairment associated with Alzheimer’s disease or schizophrenia, are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the outcome and timing of the formal appeal filed by EPIX Pharmaceuticals with respect to the approvable letters for Vasovist, including the granting of an Advisory Committee meeting; any failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; the decision of the FDA regarding a Special Protocol Assessment; the failure of EPIX Pharmaceuticals to satisfy FDA requests relating to EPIX Pharmaceuticals’ products; the inability of EPIX Pharmaceuticals to successfully in-license products and/or technologies; the inability of EPIX Pharmaceuticals to identify and interest potential partners in its technologies and products, particularly EP-2104R; the inability of EPIX Pharmaceuticals to successfully defend itself against litigation, including any appeal or re-filing of the shareholder class action lawsuit; the inability to protect EPIX Pharmaceuticals’ intellectual property and the cost of enforcing or defending EPIX Pharmaceuticals in litigation relating to intellectual property rights; the failure of EPIX Pharmaceuticals’ or Predix’s stockholders to approve the merger; EPIX Pharmaceuticals’ or Predix’s inability to satisfy the conditions of the merger; the risk that EPIX Pharmaceuticals’ and Predix’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Predix’s new and uncertain technology; the development of competing systems; the combined company’s ability to protect its proprietary technologies; patent-infringement claims; risks of new, changing and competitive technologies and regulations in the U.S. and internationally; and risks associated with Predix’s successful maintenance of its license agreement with Amgen. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumsta nces or otherwise. For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2005 and subsequent Forms 10-Q.

EPIX Pharmaceuticals, Inc.
Condensed Statements of Operations
(Unaudited)

($ in thousands, except for loss per share)	Three Months Ended
	June 30,
	2006	2005

Revenues:
Product development revenue	$731	$314
Royalty revenue	463	578
License fee revenue	162	166

Total revenues	1,356	1,058

Operating Expenses:
Research and development	3,240	5,637
General and administrative	1,702	2,571
Restructuring costs	61	—

Total operating expenses	5,003	8,208

Operating loss	(3,647)	(7,150)
Other income, net	535	54

Loss before provision for income taxes	(3,112)	(7,096)
Provision for income taxes	44	—

Net loss	$(3,156)	$(7,096)

Net loss per share	$(0.14)	$(0.31)

Weighted average shares	23,285	23,257

	Six Months Ended
	June 30,
	2006	2005

Revenues
Product development revenue	$1,814	$1,790
Royalty revenue	921	1,022
License fee revenue	323	332

Total revenues	3,058	3,144

Operating Expenses:
Research and development	7,233	11,171
General and administrative	4,040	5,314
Restructuring costs	351	—

Total operating expenses	11,624	16,485

Operating loss	(8,566)	(13,341)
Other income, net	971	(11)

Loss before provision for income taxes	(7,595)	(13,352)
Provision for income taxes	88	—

Net loss	$(7,683)	$(13,352)

Net loss per share	$(0.33)	$(0.57)

Weighted average shares	23,285	23,242

Condensed Balance Sheet
(Unaudited)

($ in thousands)	June 30,	December 31,
	2006	2005

Assets:
Cash, cash equivalents and available-for-sales marketable securities	$114,018	$124,728
Other current assets	537	496
Property and equipment, net	1,919	2,518
Other assets	4,337	2,973

Total assets	$120,811	$130,715

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$3,590	$5,578
Other current liabilities	4,980	6,548
Convertible debt	100,000	100,000
Other long-term liabilities	643	756
Stockholders’ equity	11,598	17,833

Total liabilities and stockholders’ equity	$120,811	$130,715

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